SCHEDULE TO MONTHLY SERVICER'S REPORT

     Monthly Period ended                4/30/2006
     Distribution Date                   5/15/2006
     All amounts in Thousands of Pounds Sterling except where otherwise stated

                                                          -----------------------------------------------------------------------
                                                          Total           Allocated to          Allocated to Investor Interest
1    Sources of funds                                                      Transferor        Total      Series 05-A   Series 05-B
                                                          -----------------------------------------------------------------------
     Principal Collections                                     911,437       384,405        527,032       263,447       263,585
     Finance Charge Collections                                 74,672        31,493         43,178        21,584        21,595
                                                          -----------------------------------------------------------------------
     Total Funds Received                                      986,108       415,898        570,210       285,030       285,180
                                                          -----------------------------------------------------------------------

                                                          -------------------------------------------
2    Application of Principal Collections                    Total         Series 05-A    Series 05-B
     Investor Percentage of Principal Collections              527,032       263,447        263,585
     deduct:
     Utilised Retained Principal Collections
                  allocable to Class C                               0             0              0
                  allocable to Class B                               0             0              0
     Transferred to Series Collections Ledger                        0             0              0
     Shared Principal Collections                                    0             0              0

                                                          -------------------------------------------
     Cash Available for Acquisition                            527,032       263,447        263,585
                                                          -------------------------------------------

                                                          -------------------------------------------
3    Application of Finance Charge Collections               Total         Series 05-A    Series 05-B
     Investor Percentage of Finance Charge Collections          43,178        21,584         21,595
     deduct:
     Trustee payment amount                                       3.25             2              2
     Loan Note Issuer Costs                                         31            15             15
     Monthly Distribution Amounts                               10,131         5,049          5,081
     Servicing fee payable to RBS                                1,807           903            904
     Cash Management fee payable to RBS                              1          0.50           0.50
     Investor Default Amount                                    14,894         7,445          7,449
     Expenses loan principal and interest                           --            --             --

     Available Spread                                           16,312         8,169          8,143
                                                          -------------------------------------------

4    Payments in respect of the Securities
                                                          -------------------------------------------
     Series 05-A                                              Class A        Class B        Class C
                                                              USD 000s       USD 000s       USD 000s
     Balance at 18 April 2006                                2,175,000       175,000        150,000
     Principal repayments on 15 May 2006                            --            --             --
                                                          -------------------------------------------
     Balance carried forward on 15 May 2006                  2,175,000       175,000        150,000
                                                          -------------------------------------------

     Interest due on 15 May 2006                                 8,028           667            587
     Interest paid                                              (8,028)         (667)          (587)
                                                          -------------------------------------------
     Interest unpaid                                                --            --             --
                                                          -------------------------------------------

                                                          --------------------------------------------------------------------------
     Series 05-B                                          Class A-1    Class A-2    Class A-3    Class B-3    Class C-1    Class C-3
                                                          USD 000s     EUR 000s     GBP 000s     GBP 000s     USD 000s     GBP 000s
     Balance at 18 April 2006                               435,000     450,000      700,000      101,000       42,000      63,000
     Principal repayments on 15 May 2006                         --          --           --           --           --          --
                                                          --------------------------------------------------------------------------
     Balance carried forward on 15 May 2006                 435,000     450,000      700,000      101,000       42,000      63,000
                                                          --------------------------------------------------------------------------

     Interest due on 15 May 2006                                 --         920           --           --           --          --
     Interest paid                                               --        (920)          --           --           --          --
                                                          --------------------------------------------------------------------------
     Interest unpaid                                             --          --           --           --           --          --
                                                          --------------------------------------------------------------------------

5    Transaction Accounts and Ledgers
                                                          -------------------------------------------
                                                                Total      Series 05-A    Series 05-B
     Reserve Account
     Required Reserve Amount                                        --            --             --
                                                          -------------------------------------------
     Balance at 18 April 2006                                       --            --             --
     Transfer in/out this period                                    --            --             --
     Interest earned                                                --            --             --
                                                          -------------------------------------------
     Balance carried forward on 15 May 2006                         --            --             --
                                                          -------------------------------------------

     Spread Account
     Required Spread Account Amount                                 --            --             --
                                                          -------------------------------------------
     Balance at 18 April 2006                                       --            --             --
     Transfer in/out this period                                    --            --             --
     Interest earned                                                --            --             --
                                                          -------------------------------------------
     Balance carried forward on 15 May 2006                         --            --             --
                                                          -------------------------------------------

     Principal Funding Account
     Balance at 18 April 2006                                       --            --             --
     Transfer in/out this period                                    --            --             --
     Interest earned                                                --            --             --
                                                          -------------------------------------------
     Balance carried forward on 15 May 2006                         --            --             --
                                                          -------------------------------------------

                                             --------------------------------------------------------------------------------------
6    Subordination Percentages                               Series 05-A                                 Series 05-B
                                                     Original              Current              Original               Current
                                               (pound)000      %     (pound)000      %     (pound)000      %     (pound)000      %
     Class A Investor Interest                  1,257,225     87%     1,257,225     87%     1,257,568     87%     1,257,568     87%
     Class B Investor Interest                    101,156      7%       101,156      7%       101,000      7%       101,000      7%
     Class C Investor Interest                     86,705      6%        86,705      6%        87,277      6%        87,277      6%
                                             --------------------------------------------------------------------------------------
     Total Investor Interest                    1,445,087    100%     1,445,087    100%     1,445,845    100%     1,445,845    100%
                                             --------------------------------------------------------------------------------------

                                             --------------------------------------------------------------------------------------

7    Assets of the Trust
                                                                      ----------------
                                                                         (pound)000
                                                                      ----------------
     Total receivables at 30 April 2006                               (pound)5,033,594
                                                                      ----------------
     Aggregate amount of receivables that, as at
     30 April 2006 were delinquent by:                    30-59 days           213,422
                                                          60-89 days            69,067
                                                         90-179 days           137,759
                                                    180 or more days           211,031

                                                                      ----------------

8    Material Changes

     New Issuance during period                                             NONE

     Material modifications to pool asset terms                             NONE

     Material modifications to origination policies                         NONE

     Material breaches of pool asset representations,
     warranties or covenants                                                NONE

9    Trigger Information

     Series Pay Out Events                                                  NONE

     Trust Pay Out Events                                                   NONE

10   Other Material Information that would be reportable on form 10-Q

     Legal Proceedings                                                      NONE

     Changes in Securities                                                  NONE

     Submission of Matters to a Vote of Security Holders                    NONE

     Other Information                                                      NONE

     IN WITNESS WHEREOF, the undersigned has duly executed this Schedule to the Monthly Servicer's Report as of the 15th day of May, 2006


     --------------------------------------------------
     The Royal Bank of Scotland plc, as Servicer
     Colin Baillie
     Chief Financial Officer, Cards Business